UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ESSENTIAL UTILITIES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

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Essential Utilities, Inc.
Annual Meeting of Shareholders
May 6, 2020

Supplement to Definitive Proxy Statement dated March 27, 2020

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 6, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Essential Utilities (“Essential” or the “Company”), dated March 27, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 6, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders and others by means of a press release that was also posted on the Company’s website on or about April 15, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 2020

MOVE TO A VIRTUAL MEETING

Meeting Date: Wednesday, May 6, 2020

Meeting Time: 8:00 a.m. (Eastern Time)

Meeting Access: Virtual Stockholder Meeting

The 2020 Proxy Statement and the 2019 Annual Report to Shareholders are available at www.essential.co/investor-relations.

Due to the public health impact from the COVID-19 virus and to protect the well-being of its shareholders, employees and other meeting participants, Essential will not hold an in-person Annual Meeting this year. We expect this change in meeting format to be effective for this year only.

To access the virtual Annual Meeting, go to www.virtualshareholdermeeting.com/WTRG2020 before the scheduled start time. Online access to the meeting will begin at 7:45 a.m. Eastern. Essential’s proxy materials are currently available at www.proxyvote.com/.

Attending the Virtual Meeting as a Shareholder of Record or as a Beneficial Owner

If you were a holder of record of common stock of Essential at the close of business on March 9, 2020 (the Record Date) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing www.virtualshareholdermeeting.com/WTRG2020 and entering the requested information, including the 16-digit control number on the proxy card or Notice of Availability of Proxy Materials you previously received.

Asking Questions

If you are attending the meeting as a shareholder of record or registered beneficial owner, questions can be submitted by accessing the meeting at www.virtualshareholdermeeting.com/WTRG2020, entering the requested information, including your control number, and clicking on the “Ask a Question” box in the bottom left hand corner of the page.

Voting Shares

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Vote Here” link on the bottom right hand corner of the page. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Attending the Annual Meeting as a Guest

If you would like to enter the meeting as a guest in listen-only mode, you can attend the meeting by accessing www.virtualshareholdermeeting.com/WTRG2020 and entering the information requested on Guest Login section of the screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting.

Forward-Looking Information Cautionary Notice

Essential’s virtual Annual Meeting may contain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, directly and indirectly relating to our business, developments, trends and consolidation in the water, wastewater, and natural gas utility and infrastructure industries, recovery of capital expenditures and expenses in rates, projected capital expenditures and related funding requirements, our capability to pursue timely rate increase requests, opportunities for future acquisitions, both within and outside the water, wastewater, and natural gas industries, and the success of pending acquisitions and the impact of future acquisitions. Many factors could change the anticipated results, including, without limitation, disruptions in the global economy, the spread of the COVID-19 virus resulting in business disruptions, capital to be invested by the water, wastewater, and gas distribution divisions of the Company, our ability to integrate and otherwise realize all of the anticipated benefits of businesses, technologies or services which we may acquire, our ability to manage the expansion of our business, including our ability to manage our expanded operations following the closing of the Peoples Natural Gas acquisition, risks associated with procuring working capital, and risks associated with acquisitions. Readers are encouraged to read Essential’s 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for a more complete description of the company, its businesses, its strategies and the various risks it faces. The company assumes no duty to publicly update or revise any forward-looking statements, whether as a result of new information or otherwise.

April 15, 2020